UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Gill Way Rock Hill, South Carolina		29730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On June 15, 2016, GlyEco Acquisition Corp. #3, an Arizona corporation and wholly owned subsidiary of GlyEco, Inc., a Nevada corporation (GlyEco, Inc. hereinafter referred to as the “Company” and GlyEco Acquisition Corp. #3 as “Acquisition Sub #3”), entered into an Asset Purchase Agreement with Brian’s On-Site Recycling, Inc., a Florida corporation based in Tampa, Florida (“BOSR”).

Pursuant to the Asset Purchase Agreement, Acquisition Sub #3 purchased BOSR’s business and substantially all of its assets, free and clear of any liabilities or encumbrances, in consideration for an aggregate purchase price of $200,000. Further pursuant to the Asset Purchase Agreement, $100,000 of the purchase price was paid in cash upon the closing of the transaction, while the remaining $100,000 of the purchase price will be held in escrow and released upon achieving certain revenue targets related to the customer accounts acquired from BOSR.

The Managing Partner of the Company’s Florida processing center, who joined the Company in December 2015, also managed the business of BOSR.

On June 24, 2016 the Company issued a press release regarding the acquisition of BOSR. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:

99.1	Press Release, dated June 24, 2016

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: June 24, 2016	By:	/s/ Grant Sahag
Grant Sahag
Chief Executive Officer
(Principal Executive Officer)

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